UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange act of 1934

Date of Report (Date of earliest event reported): June 25, 2024

Vivos Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39796	81-3224056
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(IRS Employer Identification No.)

7921 Southpark Plaza, Suite 210

Littleton, Colorado 80120

(Address of principal executive offices) (Zip Code)

(844) 672-4357

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	VVOS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Information

As previously reported, on May 16, 2024, Vivos Therapeutics, Inc. (the “Company”) received written notice (the “Notice”) from the Listing Qualifications Staff of The Nasdaq Stock Market LLC (“Nasdaq”) of the Staff’s determination that, as of March 31, 2024, the Company failed to comply with Nasdaq Listing Rule 5550(b)(1), which requires stockholders’ equity of at least $2.5 million (the “Equity Requirement”).

As a result of a previously reported $7.5 million private placement completed by the Company on June 10, 2024, the Company believes it has stockholders’ equity of at least $2.5 million as of the date of the filing of this Current Report on Form 8-K.

The Company has a hearing scheduled before a Nasdaq Hearings Panel (the “Panel”) on June 27, 2024, at which the Company plans to address its past, current, and anticipated future compliance with the Equity Requirement and request the continued listing of the Company’s securities on Nasdaq. The Company anticipates receipt of the Panel’s decision within 30 days of the hearing. An adverse holding would lead the Company to again be subject to delisting from Nasdaq.

The Company further believes that it will need to raise additional equity capital to evidence continued compliance with the Equity Requirement. There is a risk that the Company will be unable to raise sufficient capital to demonstrate such compliance. If the Company fails to achieve ongoing compliance and its common stock is delisted by Nasdaq, such delisting could have a material adverse effect on the Company’s stock price, the ability of its stockholders to buy or sell their common stock, the ability of the Company to raise capital and on the Company’s reputation, all of which could make it significantly more difficult to operate the Company.

Cautionary Note Regarding Forward Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements are characterized by future or conditional verbs such as “may,” “will,” “expect,” “intend,” “anticipate,” “believe,” “estimate,” “continue” and similar words. Such statements are only predictions and actual events or results may differ materially from those anticipated in these forward-looking statements. You should not place undue reliance on any forward-looking statements. In this report, such forward-looking statements relate to the Company’s efforts to maintain compliance with the Minimum Stockholders’ Equity Requirement and the results of the pending Nasdaq Hearing Panel. There can be no assurance that the Company will be able to maintain such compliance, and the inability of the Company to maintain such compliance would lead to the delisting of the Company from Nasdaq. The Company does not assume any obligation to update forward-looking statements as circumstances change, except as required by securities laws.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIVOS THERPEUTICS, INC.

Dated: June 25, 2024	By:	/s/ Bradford Amman
Bradford Amman
Chief Financial Officer